Exhibit 10.3

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amendment No. 1
To the RESEARCH COLLABORATION AND LICENSE AGREEMENT Between
SAVARA INC. and PARI Pharma GmbH

This first amendment (“Amendment No. 1”) to the Research Collaboration and License Agreement, effective as of 7th day of November 2014, between PARI Pharma GmbH, Moosstrasse 3, D-82319 Starnberg, Germany (“PARI”) and Serendex Pharmaceuticals A/S, Slotsmarken 17, 2.tv., DK-2970 Hørsholm, Denmark (“Serendex”) (the “Agreement”), is made effective as of May 23rd, 2018 (“Amendment No. 1 Effective Date”) by and between PARI and Savara Inc. with a principal place of business at 6836 Bee Cave Road, Building 3, Suite 200, Austin, TX, 78746, United States of America (“Savara”).  PARI and Savara shall be referred to each as a “Party” and collectively as the “Parties”.

WHEREAS, Serendex has been acquired by Savara and Savara has become the successor in interest (including to all interest which relate to the Agreement) to Serendex, and

WHEREAS, Savara intends to conduct development activities (including clinical trials) with respect to the Product for the treatment of patients who suffer from Non-Tuberculosis Mycobacteria infections (“NTM”) and potentially other pulmonary infections and to commercialize the Product in such indications.

WHEREAS, the Agreement restricts the License to the indications of (i) Pulmonary Alveolar Proteolysis (PAP), (ii) Cystic Fibrosis (CF), and/or (iii) Bronchiectasis (BE) and the Parties therefore wish to extend the Indications in light of the preceding paragraph.

NOW, THEREFORE, in consideration of the recitals set forth above, the mutual covenants, terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Indications.  Section 1.36 of the Agreement shall be deleted in its entirety and replaced as follows:

“1.36“Indications” means (i) Pulmonary Alveolar Proteolysis (PAP), [***] Non-Tuberculosis Mycobacteria infections (NTM);”

2.Successful Completion.  Section 1.71 of the Agreement shall be deleted in its entirety and replaced as follows:

“1.71“Successful Completion” means, with respect to clinical study, (i) the date on which the last patient exits the clinical study (last patient out), after the clinical study has achieved at least 90% enrollment, and/or (ii) met its primary endpoint.”

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Exhibit 10.3

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.eFlow Inline-option. Section 2.6 of the Agreement shall include all “Indications” as defined in Section 1.36 and potentially added by having exercised the Pulmonary Infection Option set forth in Section 2.7 in addition to VAP and ARDS currently agreed upon.

4.A new Section 2.7 is added which reads as follows:

“2.7Pulmonary Infection Option

Subject at all times to Savara’s compliance with the terms of this Agreement, PARI hereby grants to Savara (but not to any Sublicensee), until four (4) years after the point in time when the Drug Product first is granted Marketing Approval in the Territory, an option to expand the definition of the term “Indication” by one or more additional pulmonary infection(s)(the “Pulmonary Infection Option”).  In the event that Savara wishes to exercise its Pulmonary Infection Option pursuant to this Section 2.7, then Savara shall provide written notice thereof to PARI, provide PARI the name of the specific pulmonary infection it would like to add as well as a detailed and reasonable development plan for the development of the Drug Product delivered via the Device for the treatment of such specific pulmonary infection.  The Parties agree to execute an amendment to this Agreement in order to amend the definition of the term “Indication” which shall also include the development plan and in which amendment Savara will confirm to exercise Commercially Reasonable Efforts to pursue the development and commercialization of such pulmonary indication.“

5.Diligence Obligation. New sub-sections are added to Section 7.2 for each specific indication for which Savara exercises the Pulmonary Infection Option in accordance with Section 2.7.

(g)	Initiation of the first clinical trial in the specific pulmonary infection within [***] after the exercise of the Pulmonary Infection Option for such specific pulmonary infection;
(h)	Initiation of the first Phase III Clinical Trial in the specific pulmonary infection within [***] after the exercise of the Pulmonary Infection Option for such specific pulmonary infection;
(i)

First Commercial Sale of the Drug Product delivered via the Device in the USA and one other Major Nation within [***] after the exercise of the Pulmonary Infection Option for such specific pulmonary infection.

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Exhibit 10.3

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.Section 6.1. Table 2 in Section 6.1 shall be deleted and replaced as follows:

Table 2: Pulmonary Infection Development Milestone Payments

Development Milestone Event	Milestone Payment
Successful Completion of the first Phase II Clinical Trial in a pulmonary infection, including CF, BE and NTM	[***]
Initiation of first Phase III Clinical Trial in a pulmonary infection including CF, BE and NTM	[***]
First Marketing Approval in a pulmonary infection (including CF, BE and NTM) obtained by Savara or its Affiliate or Sublicensee in either the USA, EU or Japan	[***]

Table 4 in Section 6.1 shall be deleted and replaced as follows:

Table 4: eFlow Inline-Option Payments

Milestone Event	Milestone Payment
Exercise of the eFlow Inline-Option	[***]
Successful Completion of the first Phase II Clinical Trial with the eFlow Inline in an Indication	[***]
Initiation of the first pivotal Phase III Clinical Trial with the eFlow Inline	[***]
First submission of NDA (or equivalent) for delivery via the eFlow Inline in either the USA, EU or Japan	[***]
First Marketing Approval of the Drug Product for delivery via the eFlow Inline obtained by Savara or its Affiliate or Sublicensee in either the USA, EU or Japan	[***]

7.Section 7.3. Section 7.3 shall referrer to all subsection of Section 7.2 and the words “(a) to (d)” in the first sentence of Section 7.3 shall be deleted.

8.Section 8.1. A new sentence is added to Section 8.1 which shall read as follows:

“For the avoidance of doubt, this Agreement terminates in its entirety when, after a First Commercial Sale has occurred, no Royalties are payable anymore.”

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Exhibit 10.3

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.Miscellaneous.  Capitalized terms used but not defined in this Amendment No. 1 shall have the meaning as ascribed to them in the Agreement. Upon execution, this Amendment No. 1 shall be made part of the Agreement and shall be incorporated therein by reference.  Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the Amendment No. 1 Effective Date indicated above.

Savara Inc.		PARI Pharma GmbH

By:	/s/ Dave L. Lowrance	By:	/s/ Dr. Martin Knoch

Name:	Dave L. Lowrance	Name:	Dr. Martin Knoch

Title:	CFO	Title:	President

Date:	July 23, 2018	Date:	June 20, 2018

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